                 GENERAL INSTRUMENT CORPORATION
      Exhibit 11 - Computation of Earnings(Loss) Per Share
             (In Thousands Except Per Share Amounts)

                                              Year Ended December 31,
                                           1994       1993         1992
PRIMARY:
Income(loss) before extraordinary
     item and cumulative effect of
     changes in accounting principles   $ 248,452    $ 90,366   $ (41,395)
  Extraordinary charge                          -           -     (11,598)
  Cumulative effect of changes in
    accounting principles-net              (1,917)        217            -
                                         --------     -------    ---------
  Net Income(loss)                       $246,535    $ 90,583    $ (52,993)
                                         ========    ========    =========

Weighted average common shares
  outstanding                             120,937     119,069       97,985
  Incremental shares under stock
  option plans                              2,456       3,168            -  (2)
                                         --------     -------   ----------
  Weighted average common and common
    equivalent shares outstanding         123,393     122,237       97,985
                                         ========   =========   ==========

Primary earnings(loss) per share:
  Income(loss) before extraordinary
  item and cumulative effect of
  changes in accounting principles         $ 2.01    $    .74     $   (.42)
  Extraordinary charge                         -            -         (.12)
  Cumulative effect of changes in
  accounting principles-net                  (.01)          -            -
                                         ---------   --------     --------
  Net income(loss)                         $ 2.00    $    .74     $   (.54)
                                         ========   =========     ========

FULLY DILUTED:
Income(loss) before extraordinary item
     and cumulative effect of changes
     in accounting principles            $248,452   $  90,366     $(41,395)
  Interest and amortization of
    debt issuance costs related to
    the Convertible Junior Sub-
    ordinated Notes, net of income
    tax effects                            25,877      13,720            -
                                         --------     -------      -------
-
  Adjusted income(loss) before
    extraordinary item and cumulative
    effect of changes in accounting
    principles                            274,329     104,086      (41,395)
  Extraordinary charge                          -           -      (11,598)
  Cumulative effect of changes
  in accounting principles-net             (1,917)        217             -
                                         --------     -------       -------
-
  Adjusted net income(loss)              $272,412   $ 104,303      $(52,993)
                                         ========   =========      ========

Weighted average common shares
  outstanding                             120,937     119,069        97,985
  Incremental shares under stock option
  plans                                     2,607       3,628             - (2)
  Incremental shares attributable
    to Convertible Junior Subordinated
    Notes                                  21,053      11,132             -
                                         --------     -------       -------
  Adjusted weighted average shares
  outstanding                             144,597     133,829        97,985
                                         ========     =======       =======

Fully diluted earnings(loss) per share:
  Income(loss) before extraordinary
    item and cumulative effect of
    changes in accounting principles       $ 1.89     $   .78 (1)   $  (.42)
  Extraordinary charge                          -           -          (.12)
  Cumulative effect of changes in
    accounting principles-net                (.01)          -             -
                                         --------     -------        ------
  Net income(loss)                        $  1.88       $ .78 (1)     $(.54)
                                         ========     =======       ========

Note: The computations of primary and fully diluted earnings per share assume incremental shares under stock option plans using the treasury method.

(1) Differs from earnings per share as reported in the Consolidated Statements of Operations because the effect of the Convertible Junior Subordinated Notes was antidilutive.

(2) The effect of stock options is antidilutive and, therefore, not included in the computation.

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